Exhibit 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G dated March 17, 2021 relating to the common stock, par value $0.001 per share, of Energy Recovery, Inc. is filed on behalf of each of us.

Dated: May 12, 2021

Sundt AS

By:	/s/ Jakob Iqbal
Name:	Jakob Iqbal
Title:	Chief Executive Officer

CGS Holdings AS

By:	/s/ Jakob Iqbal
Name:	Jakob Iqbal
Title:	Chief Executive Officer

Helene Sundt AS

By:	/s/ Jakob Iqbal
Name:	Jakob Iqbal
Title:	Chief Executive Officer

/s/ Christian Gruner Sundt
Christian Gruner Sundt

/s/ Else Helene Sundt
Else Helene Sundt

/s/ Jakob Iqbal
Jakob Iqbal